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                                  EXHIBIT 23.4

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan of Convera Corporation of our report dated November 16, 2000, with respect to the financial statements of the Interactive Media Services Division of Intel Corporation included in the Registration Statement (Form S-4) of Convera Corporation effective with the Securities and Exchange Commission on November 21, 2000.

                                                           /s/ Ernst & Young LLP

San Jose, California
December 20, 2000